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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

PETROHAWK ENERGY CORPORATION (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	000-25717 Commission File Number	86-0876964 (I.R.S. Employer Identification No.)
1100 Louisiana, Suite 4400 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant's telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

        On November 23, 2004, we completed our acquisition of Wynn-Crosby Energy, Inc. ("Wynn-Crosby") and nine limited partnerships (the "Partnerships") managed by Wynn-Crosby in a privately negotiated transaction for a total cash purchase price of approximately $422 million after closing adjustments (the "Acquisition").

        We will treat the Acquisition as an asset purchase for federal income tax purposes. The Acquisition was accomplished through two merger agreements, each of which is attached hereto. The merger agreement relating to the merger of Wynn-Crosby is referred to as the "Wynn-Crosby Merger Agreement," and is attached hereto as Exhibit 2.1, and the merger agreement relating to the merger of the Partnerships is referred to as the "Partnerships Merger Agreement" and is attached hereto as Exhibit 2.2.

        Both merger agreements contain customary representations and warranties. The representations and warranties of Wynn-Crosby and the Partnerships survive the closing for a period of six (6) months and there are two separate holdback amounts that can be drawn against by us under indemnification provisions in the agreements in the event of a breach of representations or warranties. The Partnerships Merger Agreement provides for a $9.5 million holdback and the Wynn-Crosby Merger Agreement provides for a $500,000 holdback. The Partnerships Merger Agreement provides that no claim can be made against the holdback until claims totaling $4.25 million have been made and the Wynn-Crosby Merger Agreement provides that no claim can be made against the holdback until claims totaling $50,000 have been made. In each case, after the respective deductible has been reached, the entire holdback is available for indemnification. No indemnification is available under either agreement (a) in excess of the holdback or (b) for claims first asserted after the six month notice period.

        The foregoing summary of the terms of the Wynn-Crosby Merger Agreement and the Partnerships Merger Agreement is qualified in its entirety by reference to those agreements attached hereto as Exhibits 2.1, 2.2 and 2.3.

        Contemporaneously with the Acquisition and to fund a portion of the purchase price, we issued and sold 2,580,645 shares of Series B 8% Automatically Convertible Preferred Stock (the "Series B preferred stock") at $77.50 per share, for an aggregate offering amount of approximately $200 million, as more fully described in Item 3.02 below. We received approximately $187.6 million in net proceeds from the offering. We also entered into a new $400 million revolving credit facility with an initial borrowing base of $200 million and a $50 million second-lien term loan facility, as more fully described in Item 2.03 below.

        Petrohawk's historical and pro forma reserve, production and capital expenditure data at July 1, 2004 reflecting the Acquisition is attached hereto as Exhibit 99.1. Petrohawk's beneficial ownership table as of October 20, 2004, both actual and as adjusted to give effect to the conversion of the Series B preferred stock into 25,806,645 shares of common stock, is attached hereto as Exhibit 99.2.

        Prior to the Acquisition, our properties were concentrated in the Anadarko Basin and Gulf Coast regions. Through the Acquisition, we acquired approximately 200 Bcfe of estimated proved reserves and other related assets in the South Texas, East Texas, Anadarko, Arkoma and Permian Basin regions. Pro forma for the Acquisition, our estimated July 2004 net production rate was approximately 57 Mmcfe per day.

        As of July 1, 2004, on a pro forma basis, including the Acquisition of Wynn-Crosby and the recent acquisition of properties in the Gulf Coast region from PHAWK, LLC, we had estimated total net proved reserves of approximately 233 Bcfe, of which approximately 74% were natural gas and approximately 76% were classified as proved developed. The estimated pre-tax PV-10 of these proved reserves was approximately $483.4 million, based on June 30, 2004 NYMEX prices of $37.05 per barrel of oil and $6.155 per Mmbtu of natural gas, adjusted for basis and quality differentials and held constant for the life of the properties. The estimates of Petrohawk's pro forma proved reserves were made in accordance with SEC guidelines. The pro forma reserves-to-production ratio for our properties is estimated to be approximately 12 years.

        Information regarding our estimated proved reserves and properties is presented below. Information relating to estimated proved reserves and production volumes includes the recently acquired PHAWK properties and the Acquisition, all as of the periods indicated. We acquired the PHAWK properties in August 2004 and closed the Acquisition on November 23, 2004.

		Proved Reserves at July 1, 2004
	July 2004 Estimated Average Net Daily Production (Mmcfe/d)
Area		Total(2) (Bcfe)	Gas (%)	PV-10 (millions)
Anadarko	15.6	60.7	76.6	$107.0
South Texas	15.0	55.1	88.3	131.7
Permian Basin	7.7	36.1	58.1	75.7
East Texas	3.3	20.3	84.4	32.7
Arkoma	5.3	20.1	81.8	34.9
Gulf Coast(1)	4.3	13.7	72.6	43.8
Royalty Interests	5.5	26.6	47.2	57.6

Total	56.7	232.6	74.0	$483.4

(1)
Includes approximately 2.9 Bcfe of estimated proved reserves Petrohawk acquired from PHAWK on August 11, 2004 in the Breton Sound area, Plaquemines Parish, Louisiana and in the West Broussard field in Lafayette Parish, Louisiana.

(2)
Based on NYMEX prices of $37.05 per barrel of oil and $6.155 per Mmbtu of natural gas at June 30, 2004, adjusted for basis and quality differentials and prepared in accordance with SEC guidelines. PV-10 is pre-tax.

        Prior to closing, Wynn-Crosby, at our request, entered into the hedges reflected in the table below:

	Gas Collars			Oil Collars
Time Period	Monthly Volume (Mmbtu)	Average NYMEX Floor Price/Mmbtu	Average NYMEX Ceiling Price/Mmbtu	Monthly Volume (Bbl)	Average NYMEX Floor Price/Bbl	Average NYMEX Ceiling Price/Bbl
01/01/05—12/31/05	400,000	$6.35	$10.05	27,000	$43.00	$57.00
01/01/05—12/31/05	—	—	—	5,000	38.00	51.40
07/01/05—12/31/05	170,000	6.00	7.68	—	—	—
01/01/06—12/31/06	400,000	5.50	9.54	27,000	40.00	49.30
01/01/07—12/31/07	240,000	5.30	7.12	14,000	35.00	43.20
01/01/08—12/31/08	210,000	5.00	6.45	—	—	—

        In addition, Wynn-Crosby has, at our request entered into an oil swap for 12,000 Bbls per month for calendar year 2008 at $38.10 per Bbl.

        In addition, at November 18, 2004, Petrohawk had the following hedges in place:

	Gas Collars			Oil Collars
Time Period	Monthly Volume (Mmbtu)	Average NYMEX Floor Price/Mmbtu	Average NYMEX Ceiling Price/Mmbtu	Monthly Volume (Bbl)	Average NYMEX Floor Price/Bbl	Average NYMEX Ceiling Price/Bbl
01/01/05—12/31/05	170,000	$5.68	$7.89	9,000	$43.00	$52.30
01/01/06—12/31/06	150,000	6.00	8.26	7,000	40.00	47.30
01/01/07—12/31/07	—	—	—	6,000	36.00	45.75
01/01/08—12/31/08	90,000	5.15	6.71	5,000	34.00	45.30

        In addition, we entered into a natural gas swap for 100,000 Mmbtu per month for calendar year 2007 at $6.06 per Mmbtu.

        Our significant properties, including the PHAWK properties and the properties acquired in the Acquisition, are described by area in the following paragraphs.

        Anadarko Basin.    The West Edmond Hunton Lime Unit (WEHLU) is our largest property in this region, covering 30,000 acres (approximately 47 square miles) primarily in Oklahoma County, Oklahoma. The WEHLU field, originally discovered in 1942, is the largest Hunton Lime field in the state of Oklahoma. The field has 58 oil and natural gas wells (28 currently producing) with stable production holding the entire unit. We own a 98% working interest at WEHLU and are the operator. We have an agreement with Avalon Exploration, Inc. of Tulsa, Oklahoma to jointly develop additional reserves and production in WEHLU. The area of mutual interest created by the agreement with Avalon covers 5,680 acres located in the central-northwest area of the field.

        Other significant properties in this area include interests in the Lipscomb field in Lipscomb County, Texas where our working interests range from 75% to 100% and the Eakly-Weatherford field in Caddo County, Oklahoma, where working interests range from 1% to 26%. Production in these fields is from the Cleveland, Atoka, Morrow and Springer formations.

        South Texas Area.    Our properties in South Texas produce primarily from the Vicksburg, Wilcox and Frio formations which range in depth from approximately 5,500 feet to 12,500 feet. The La Reforma field, located in Starr and Hidalgo Counties, is the largest field in the Wynn-Crosby property base. La Reforma is a significant Vicksburg formation field and we own between 25% and 50% working interest in this area. We are conducting an active drilling program at La Reforma with one well currently being completed, one well currently drilling, and four locations expected to be drilled in 2005. The Vicksburg formation in this area is complexly faulted and 3-D seismic is extensively utilized to identify optimal structural targets. Wells in this field typically produce at initial rates of over 10.0 Mmcfe per day. Other Vicksburg/Frio fields in which we own a significant interest include Los Indios, Nabors, Ann Mag and McAllen Ranch. In the Wilcox trend of Lavaca County, we own between 20% and 25% working interest in the Dry Hollow field, which produces from 12,500 to 15,000 feet in depth. We also own interests in the Provident City and North Borchers fields in Lavaca County.

        Permian Basin.    In the Permian Basin, our principal properties are in the Waddell Ranch field in Crane County, Texas, the ROC field in Ward County, Texas, and the Teague field in Lea County, New Mexico. Waddell Ranch is the largest field in West Texas and produces primarily from the Grayburg, San Andres and Clear Fork formations at depths from 3,000 to 4,000 feet. We own a 3.5% working interest in this property. The ROC field produces from the Ellenberger and Montoya formations at measured depths of 13,000 to 17,000 feet. We have identified four proved undeveloped locations in this field, where we own a working interest of between 5% to 25%. In the Teague field, production is from the Devonian and Seven Rivers, Queen and Grayburg formations at a depth of 4,000 to 8,000 feet. We own a 94% working interest in this property and have identified two proved undeveloped locations.

        East Texas Area.    Our properties in the East Texas basin produce primarily from the Cotton Valley and Travis Peak formations which range in depth from approximately 6,500 to 10,000 feet. Our technical staff has extensive experience in this region. We own significant interests in the South Carthage, North Beckville and Blocker fields in Panola and Harrison Counties, Texas. Our working interest in these fields is between 47% and 100%. The producing formations of this area tend to contain multiple producing horizons and are typically low permeability sands that require fracture stimulation to achieve optimal producing rates. This type of fracture stimulation usually results in relatively high initial production rates that decline rapidly during the first year of production and subsequently stabilize at fairly low, more easily predictable annual decline rates. Much of our production in this area is from wells that have been producing for several years and are in the latter, more stable stage of production, resulting in a relatively long reserves to production ratio.

        Arkoma Basin.    In the Arkoma Basin, our properties produce primarily from the Atoka formation at depths of 2,500 to 6,000 feet. We own significant interests in the Kinta, Cedars and Pine Hollow fields in Pittsburg and Haskell Counties, Oklahoma. Our working interest in these fields is between 23% and 100%. Portions of its acreage in this region are near the Pine Hollow South field, where a new shale gas drilling play is currently evolving. In addition, we own approximately 75,000 net undeveloped acres in Logan, Scott and Yell Counties.

        Gulf Coast Area.    Our largest property in the Gulf Coast region is the West Broussard field, which is located in Lafayette Parish, Louisiana. In 2003, the Failla #1 well was drilled and completed, with the well being placed on production in September 2003. Currently, the well is producing approximately 15.0 gross Mmcf of natural gas and 350 gross barrels of oil per day. We have an approximate 9% working interest in this well. An additional development well, the Montesano #1, was drilled and completed during the third quarter of 2004. The well was placed on production in August 2004 and is currently producing approximately 10.2 gross Mmcf of natural gas and 290 gross barrels of oil per day. We own a 23.1% working interest in this well, which will increase to approximately 29.6% working interest after payout. The Failla #1 and Montesano #1 wells produce from the Bol Mex 3 formation at approximately 15,830 feet.

        Through the PHAWK properties acquisition, we acquired properties in the Breton Sound/Main Pass area in Louisiana state waters. This acquisition included 79 square miles of recently reprocessed 3-D seismic data and a 25% working interest in 8 leased drilling prospects covering 2,528 acres in the Breton Sound/Main Pass area, as well as two producing wells, pipelines and associated production facilities. The main objective formation is the Tex W at a depth of 11,500 feet. Wells in this area generally produce at high rates and are short lived. Our technical staff has extensive experience in this area. One well, the S/L 18177 #1, is currently drilling and two to three additional wells in this area are budgeted for 2005, with an estimated cost of approximately $5.5 million.

        In the Acquisition, we acquired between 5% and 12% working interest in the Ship Shoal 208/239 field located in federal waters, offshore Louisiana. In South Louisiana, we also own minor interests in the South Lake Arthur field, Vermilion Parish, which has produced over 1 Tcfe from the Myogyp formation. In addition, we own interests in Old Ocean, a large Frio formation field in Brazoria County, Texas.

        Royalty Interest Properties.    Through the Acquisition, we own royalty interests in approximately 1,500 wells located in various oil and gas producing basins. As of July 2004, these non-cost bearing assets produced an estimated 5.5 Mmcfe per day and are approximately 55% gas on an equivalent production basis. The majority of these assets are located in the Permian Basin.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        In connection with the Acquisition discussed in Item 2.01 above, on November 23, 2004 we entered into a revolving credit facility and a second lien term loan facility, with BNP Paribas as the lead bank and administrative agent. The revolving credit facility is in the amount of $400 million, with the initial borrowing base of $200 million. Amounts outstanding under the revolver will bear interest at specified margins over the London Interbank Offered Rate ("LIBOR") of 1.25% to 2.5%. Such margins will fluctuate based on the utilization of the facility. Borrowings under the revolver will be secured by a first priority liens on substantially all of our assets. The revolving credit facility contains customary financial and other covenants, including minimum working capital levels, minimum coverage of interest expenses, and a maximum leverage ratio. In addition, we are subject to covenants limiting dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, and liens on properties. Amounts drawn down on the facility will mature in four years.

        The second lien facility is in the amount of $50 million. Amounts repaid under the second lien facility may not be reborrowed. Borrowings under the facility initially bear interest at LIBOR + 4.00%, increasing by 0.25% on a quarterly basis thereafter, subject to a ceiling of LIBOR + 5.00%. Borrowings under the term loan are secured by second priority liens on all of the assets (including equity interests) that secure the revolving credit facility. We are subject to certain financial covenants pertaining to a minimum asset coverage ratio and a maximum leverage ratio. In addition, we are subject to covenants limiting dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, and liens on properties. We are obligated to repay 1% per annum of the original principal balance, with the remaining 96% of the original principal balance due and payable on February 24, 2009.

        The foregoing summary of the terms of the revolving credit facility, the second lien term loan facility and the security interests and liens granted in connection therewith is qualified in its entirety by reference to the Senior Revolving Credit Facility, the Second Lien Term Loan Agreement and the Guarantee and Collateral Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

        In connection with the Acquisition discussed in Item 2.01 above, on November 23, 2004 we issued and sold 2,580,645 shares of Series B 8% Automatically Convertible Preferred Stock for $77.50 per share, for an aggregate offering amount of approximately $200 million. We received approximately $187.6 million in net proceeds from the offering. The Series B preferred stock was offered and sold pursuant to the private placement exception from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Shares of the Series B preferred stock were offered and sold only to "qualified institutional buyers" as defined in Rule 144A of the Act with whom the placement agent had pre-existing relationships in reliance on applicable exemptions from registration provided under the Act. The placement agent received a commission of 6.0% in connection with the offering.

        Each share of Series B preferred stock will automatically convert into ten shares of our common stock on the day following the 20th day after we mail an information statement to our stockholders notifying them that our majority stockholder has consented to the issuance of common stock upon conversion of the Series B preferred stock as required under NASDAQ Marketplace Rules. If conversion has not occurred on or before March 31, 2005, holders of the Series B preferred stock are entitled to receive quarterly dividends accruing from the date of initial issuance at a rate of 8% per annum.

        The foregoing summary of the terms of the Series B preferred stock is qualified in its entirety by reference to the Certificate of Designation, Preferences, Rights and Limitations of Series B 8% Automatically Convertible Preferred Stock of Petrohawk Energy Corporation attached hereto as Exhibit 10.4.

        Pursuant to a related registration rights agreement by us for the benefit of the Series B preferred stockholders, we agreed to file a registration statement within 60 days after the closing of the offering of Series B preferred stock covering the resales of the shares of common stock issuable upon conversion of the Series B preferred stock and, if the Series B preferred stock has not automatically converted into common stock within 60 days after the closing of the offering, covering resales of the Series B preferred stock. We agreed to cause the registration statement to be declared effective by the SEC as promptly as reasonably practicable after the initial filing date and to maintain the effectiveness of the registration statement for 2 years following its effective date. In the event the registration statement is not filed on or before December 31, 2004, or not declared effective on or before June 30, 2005, the dividend rate payable on the Series B preferred stock will increase to 8.5% per annum, and if the Series B preferred stock has been converted into common stock, Petrohawk will make a quarterly payment of $0.01 per common share until filing is made or the registration statement has been declared effective, as applicable.

        The foregoing summary of the terms of the registration rights agreement is qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 10.5.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        In connection with our offering of 2,580,645 shares of Series B 8% Automatically Convertible Preferred Stock, which are convertible into 25,806,450 shares of common stock as discussed in Item 3.02 above, effective November 19, 2004, our board of directors approved an amendment to our certificate of incorporation to increase our authorized shares of common stock from 50,000,000 to 75,000,000. PHAWK, LLC, our majority stockholder, consented to the amendment effective on the same day. We will file a certificate of amendment to our certificate of incorporation with the Secretary of State of Delaware to effect the increase following the twentieth day after we mail an information statement to our stockholders notifying them of the consent action. A copy of the certificate of amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.

        We intend to file financial statements for the Acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report is required to be filed.

(b)
Pro Forma Financial Information.

        We intend to file pro forma financial information for the Acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report is required to be filed.

(c)
Exhibits.

        2.1   Agreement and Plan of Merger, dated October 13, 2004, among Petrohawk Energy Corporation, Wynn-Crosby Energy, Inc., Ronald W. Crosby and Paige L. Crosby.

        2.2   Agreement and Plan of Mergers, dated October 13, 2004, among Petrohawk Energy Corporation, Wynn-Crosby Energy, Inc., Wynn-Crosby 1994, Ltd. ("WC 94"); Wynn-Crosby 1995, Ltd. ("WC 95"); Wynn-Crosby 1996, Ltd. ("WC 96"); Wynn-Crosby 1997, Ltd. ("WC 97"); Wynn-Crosby 1998, Ltd. ("WC 98"); Wynn-Crosby 1999, Ltd. ("WC 99"); Wynn-Crosby 2000, Ltd. ("WC 2000"); Wynn-Crosby 2002, Ltd. ("WC 2002"); WCOG Properties, Ltd. ("WCOG"); Kara Nicole Limited; Kristen Lee Limited; Eric Wynn Limited; Christopher David Limited; Paige Lee Limited; Bernadien Wynn Limited; Roger Lee Limited; and George Heaps Limited, and Ronald W. Crosby.

        2.3   Amendment to Agreement and Plan of Mergers among Petrohawk Energy Corporation, Wynn-Crosby Energy, Inc., Wynn-Crosby 1994, Ltd. ("WC 94"); Wynn-Crosby 1995, Ltd. ("WC 95"); Wynn-Crosby 1996, Ltd. ("WC 96"); Wynn-Crosby 1997, Ltd. ("WC 97"); Wynn-Crosby 1998, Ltd. ("WC 98"); Wynn-Crosby 1999, Ltd. ("WC 99"); Wynn-Crosby 2000, Ltd. ("WC 2000"); Wynn-Crosby 2002, Ltd. ("WC 2002"); WCOG Properties, Ltd. ("WCOG"); Kara Nicole Limited; Kristen Lee Limited; Eric Wynn Limited; Christopher David Limited; Paige Lee Limited; Bernadien Wynn Limited; Roger Lee Limited; and George Heaps Limited, and Ronald W. Crosby, dated October 26, 2004.

        3.1   Certificate of Amendment of Certificate of Incorporation of Petrohawk Energy Corporation.

        10.1 Senior Revolving Credit Facility dated November 23, 2004, among Petrohawk Energy Corporation, as Borrower, and BNP Paribas, as Administrative Agent, Fleet National Bank, as Syndication Agent, Fortis Capital Corp., U.S. Bank National Association and KeyBank National Association as Co-Documentation Agent, and the lenders party thereto.

        10.2 Second Lien Term Loan Agreement dated November 23, 2004, among Petrohawk Energy Corporation, as Borrower, and BNP Paribas, as Administrative Agent, and the lenders party thereto.

        10.3 Guarantee and Collateral Agreement dated November 23, 2004, made by Petrohawk Energy Corporation and each of its subsidiaries, as Grantors, in favor of BNP Paribas, as Administrative Agent.

        10.4 Certificate of Designation, Preferences, Rights and Limitations of Series B 8% Automatically Convertible Preferred Stock of Petrohawk Energy Corporation.

        10.5 Registration Rights Agreement dated November 23, 2004, among Petrohawk Energy Corporation and Friedman, Billings, Ramsey & Co., Inc.

        99.1 Historical and Pro Forma Reserve, Production and Capital Expenditure Data of Petrohawk Energy Corporation at July 1, 2004.

        99.2 Security Ownership of Certain Beneficial Owners and Management as of October 20, 2004, as adjusted.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION
Date: November 24, 2004	By:	/s/ SHANE M. BAYLESS Shane M. Bayless Vice President-Chief Financial Officer and Treasurer

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  Item 2.01 Completion of Acquisition or Disposition of Assets.
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 3.02 Unregistered Sales of Equity Securities.
  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE